Exhibit 10.7
ProHealth Medical Technologies, Inc.

2002 PROFESSIONAL/EMPLOYEE/CONSULTANT STOCK COMPENSATION PLAN

1. Purpose

The purpose of this Plan is to provide compensation in the form of Common Stock of the Company to eligible professionals, employees or consultants that have previously rendered services or that will render services during the term of this Professional/Employee/Consultant Stock Compensation Plan (hereinafter referred to as the Plan.)

2. Administration

(a) This Plan shall be administered by the Board of Directors who may from time to time issue orders or adopt resolutions, not inconsistent with the provisions of this Plan, to interpret the provisions and supervise the administration of this Plan. The Company's Secretary, Jaime Cardona, shall act as Plan Administrator, and will make initial determinations as to which consultants, employees, professionals or advisors will be considered eligible to receive shares under this Plan, and will provide a list to the Board of Directors. All final determinations shall be by the affirmative vote of a majority of the members of the Board of Directors at a meeting called for such purpose, or reduced to writing and signed by a majority of the members of the Board. Subject to the Corporation's Bylaws, all decisions made by the Directors in selecting eligible professionals, employees and consultants, establishing the number of shares, and construing the provisions of this Plan shall be final, conclusive and binding on all persons including the Corporation, shareholders, professionals, employees and consultants.

(b) The Board of Directors may from time to time appoint a PEC Plan Committee, consisting of at least one Director and one officer, none of whom shall be eligible to participate in the Plan while members of the Committee. The Board of Directors may delegate to such Committee power to select the particular Consultants that are to receive shares, and to determine the number of shares to be allocated to each such eligible party.

(c) If the SEC Rules and or regulations relating to the issuance of Common Stock under a Form S-8 should change during the terms of this Plan, the Board of Directors shall have the power to alter this Plan to conform to such changes.

3. Eligibility

(a) Shares shall be granted only to Professionals, Employees and Consultants that are within that class for which Form S-8 is applicable.


(b) No individual or entity shall be granted more than 500,000 shares of unrestricted Common Stock under this Plan.


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4. Shares Subject to the Plan

The total number of shares of Common Stock to be subject to this Plan is 2,000,000. The shares subject to the Plan will be registered with the SEC on or about November 7, 2002 in a Form S-8 Registration.

5. Death of Professional, Employee or Consultant

If a  Professional,  Employee  or  Consultant  dies  while he is a  Professional
Employee or Consultant of the Corporation or of any subsidiary, or within 90 days after such termination, the shares, to the extent that the Professional, Employee or Consultant was to be issued shares under the plan, may be issued to his personal representative or the person or persons to whom his rights under the plan shall pass by his will or by the applicable laws of descent and distribution.

6. Termination of Professional, Employee or Consultant, Retirement or Disability

If a Professional, Employee or Consultant shall cease to be retained by the Corporation for any reason (including retirement and disability) other than death after he shall have continuously been so retained for his specified term, he may, but only within the three-month period immediately following such termination, request his pro-rata number of shares for his services already rendered.

7. Leak out provision: For the benefit of the Company's shareholders, all shares issued from the PEC PLAN will subject to a leak out provision as defined herein, and in the employment agreement or consultant contract of each Professional, Employee or Consultant. The Plan Administrator, at its sole discretion, can increase the maximum number of shares to be released into the marketplace by each recipient, but cannot go below the threshold amount of the lower of 2,500 shares per recipient per month, or 25% of the recipient's total holdings. The discretional increase can be made by the Plan Administrator to up to no more than 20,000 shares per recipient per month. As shares under the PEC PLAN shall be earned out, and placed in Escrow to be released to recipients in accordance with their contracts or agreements with the company and at the direction of the Plan Administrator.

8. Escrow Agent. The escrow agent for the PEC PLAN shares is the Law Office of Andrea Cataneo Ltd. located at 81 Meadowbrook Road, Randolph, NJ 07969.

9. Termination of the Plan

This Plan shall terminate one year after its adoption by the Board of Directors. At such time, any shares which remain unsold shall be removed from registration by means of a post-effective amendment to the Form S-8.

10. Effective Date of the Plan

This Plan shall become effective upon its adoption by the Board of Directors.


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CERTIFICATION OF ADOPTION
                           (By the Board of Directors)

The undersigned, being the President and CEO of ProHealth Medical Technologies, Inc. hereby certifies that the foregoing Plan was adopted by a unanimous vote of the Board of Directors on November 5, 2002.

/s/ Lawrence Lee
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Lawrence Lee, President and CEO